Exhibit 10.33

                           CHANGE IN CONTROL AGREEMENT

         THIS CHANGE IN CONTROL AGREEMENT ("Agreement") made and entered into by and among Mirant Corporation ("Mirant"), Mirant Services LLC (the "Company") and Vance N. Booker ("Executive") (hereinafter collectively referred to as the "Parties") is effective as of the execution date of this Agreement unless otherwise provided herein.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Executive serves as Senior Vice President of the Company, which serves as the employer with respect to assets held by Mirant;

         NOW, THEREFORE, in consideration of the premises, and the agreements of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1.       Definitions.  For purposes of  this  Agreement, the  following
                  -----------
terms shall have the following meanings:

                  (a)  "Annual  Compensation"  shall  mean  Executive's  highest
                        --------------------
         annual base salary rate in effect during the twelve (12) month period immediately preceding the date of the Change in Control, plus Executive's target annual bonus for the year in which the Change in Control occurred, or if such target annual bonus had not been set for such year, Executive's target annual bonus for the next previous year.

                  (b)  "Board" shall mean the board of directors of Mirant.
                        -----

                  (c) "Change in Control" shall have the meaning of such term as
                       -----------------
         set forth in the Change in Control Benefit Plan Determination Policy. However, any amendment to the Policy which causes the definition of
         "Change in Control" to be more restrictive than such definition in effect on the Effective Date shall not be taken into account for purposes of this Agreement, unless approved by the Board or a compensation committee thereof and agreed to in writing by Executive.

                  (d)  "Change in Control  Benefit  Plan  Determination  Policy"
                        -------------------------------------------------------
         shall mean the Mirant Change in Control Benefit Plan Determination Policy, as approved by the Board, as such policy may be amended from time to time in accordance with the provisions therein.

                  (e) "COBRA Coverage" shall mean any continuation coverage to which Executive or his dependents may be entitled pursuant to Code
         Section 4980B.

                  (f)      "Code" shall mean the Internal Revenue  Code of 1986,
                            ----
         as amended.
                  (g)      "Company"  shall   mean  Mirant   Services  LLC,  its
                            -------
         successors and assigns.

                  (h)      "Effective Date" shall  mean the date of execution of
                            --------------
          this Agreement, unless otherwise provided herein.

                  (i)  "Executive  Outplacement  Program" shall mean the program
                        ---------------------------------
         established by the Company from time to time for the purpose of assisting executive officers of the Company in finding employment outside of the Company which provides for the following services:

                   (i)    self-assessment,   career   decision and goal setting;
                   (ii)   job market  research  and job sources;
                   (iii)  networking  and  interviewing   skills;
                   (iv)   planning  and  implementation  strategy;
                   (v)    resume  writing,  job  hunting   methods  and   salary
                          negotiation; and
                   (vi) office support and job search resources.

                  (j) "Good  Reason"  shall mean,  without  Executive's  express
                       ------------
         written consent, after written notice to the Company, and after a thirty (30) day opportunity for the Company to cure, the continuing occurrence of any of the following events:

                           (i)      Inconsistent  Duties.   A   meaningful   and
                                    --------------------
                  detrimental alteration in Executive's position or in thenature or status of his responsibilities from those in effect immediately prior to the Change in Control;

                           (ii) Reduced Salary. A reduction of five percent (5%)
                                --------------
                  or more by the Company in either of the following: (a) Executive's highest annual base salary rate as in effect at any time during the twelve (12) month period immediately preceding the date of the Change in Control ("Base Salary") (except for a less than ten percent (10%), across-the-board base salary rate reduction similarly affecting at least ninety-five percent (95%) of all Executive Employees of the Company); or (b) the sum of Executive's Base Salary plus target bonus under the Company's short term bonus plan, as in effect immediately prior to the Change in Control (except for a less than ten percent (10%), across-the-board reduction of base salary plus target bonus under such short term plan similarly affecting at least ninety-five percent (95%) of all Executive Employees of the Company);

                           (iii) Pension and Compensation  Plans. The failure by
                                 --------------------------------
                  the Company to continue in effect any "pension plan or agreement" or "compensation plan or agreement" in which Executive participates or is a party as of the date of the Change in Control or the elimination of Executive's participation therein (except for across-the-board plan changes or terminations similarly affecting at least ninety-five percent (95%) of all Executive Employees of the Company). For purposes of this subsection (iii), a "pension plan or agreement" shall mean any written arrangement executed by an authorized officer of the Company which provides for payments upon retirement; and a "compensation plan or agreement" shall mean any written arrangement executed by an authorized officer of the Company which provides for periodic,

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

                  non-discretionary compensatory payments to employees in the nature of bonuses;

                           (iv)   Relocation.   A  change  in  Executive's  work
                                  -----------
                  location to a location more than fifty (50) miles from the facility where Executive was located immediately prior to the Change in Control, unless such new work location is within fifty (50) miles from Executive's principal place of residence at the time of the Change in Control. The acceptance, if any, by Executive of employment by the Company at a work location which is outside the fifty (50) mile radius set forth in this
                  Section 1(j)(iv) shall not be a waiver of Executive's right to refuse subsequent transfer by the Company to a location that is more than fifty (50) miles from Executive's principal place of residence at the time of the Change in Control, and such subsequent, unconsented transfer shall be "Good Reason" under this Agreement; or

                           (v)  Benefits  and  Perquisites.  The  taking  of any
                                ---------------------------
                  action by the Company that would directly or indirectly materially reduce the benefits enjoyed by Executive under the Company's retirement, life insurance, medical, health and accident, disability, deferred compensation or savings plans in which Executive was participating immediately prior to the Change in Control, or the failure by the Company to provide Executive with the number of paid vacation days to which Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect immediately prior to the Change in Control (except for across-the-board plan or vacation policy changes or plan terminations similarly affecting at least ninety-five percent (95%) of all employees of the Company).

                  For purposes of this Section 1(j), the term "Executive Employee" shall mean employees of the Company whose annual base salary is $140,000 or more.

                  Good Reason shall not include Executive's death or Disability. Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. The fact that Executive may be eligible for Retirement shall not prevent him from resigning for Good Reason provided an event of Good Reason shall have occurred. Any dispute as to whether an event of Good Reason shall have occurred or been cured on a timely basis shall be resolved by arbitration as provided in Section 6 hereof.

                  (k)  "Group  Health  Plan"  shall mean the group  health  plan
                        -------------------
         covering Executive, as such plan may be amended from time to time.

                  (l)  "Group  Life  Insurance  Plan"  shall mean the group life
                        -----------------------------
         insurance program covering Executive, as such plan may be amended from time to time.

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

                  (m)  "Mirant"  shall  mean  Mirant  Corporation,  a   Delaware
                        ------
          corporation, its successors and assigns.

                  (n) "Mirant  Subsidiary"  shall mean any  corporation or other
                       ------------------
         entity Controlled by Mirant. The term "Controlled" shall have the meaning of such term as set forth in the Change in Control Benefit Plan Determination Policy.

                  (o) "Month of Service"  shall mean any  calendar  month during
                       ----------------
         which Executive has worked at least one (1) hour or was on approved leave of absence while in the employ of the Company or any other Mirant Subsidiary.

                  (p) "Pension Plan" shall mean the Mirant  Services LLC Pension
                       ------------
         Plan, or any successor thereto, as such plan may be amended from time to time.

                  (q) "Termination   for  Cause"  or  "Cause"   shall  mean  the
                       ------------------------        -----
         termination of Executive's employment by the Company uponthe occurrence of any of the following:

                           (i) The willful and  continued  failure by  Executive
                  substantially to perform his duties with the Company (other than any such failure resulting from Executive's Total Disability or from Executive's retirement or any such actual or anticipated failure resulting from termination by Executive for Good Reason) after a written demand for substantial performance is delivered to him by the Board, which demand specifically identifies the manner in which the Board believes that he has not substantially performed his duties; or

                           (ii) The  willful  engaging by  Executive  in conduct
                  that is demonstrably and materially injurious to Mirant or the Company, monetarily or otherwise, including, but not limited to any of the following:

                                    (A) any  willful  act  involving   fraud  or
                           dishonesty in the course of Executive's employment by the Company;

                                    (B) the willful carrying out of any activity
                           or the making of any statement which would materially prejudice or impair the good name and standing of the Company, Mirant, or any Mirant Subsidiary or would bring the Company, Mirant, or any Mirant Subsidiary into contempt or ridicule, or would reasonably shock or offend any community in which the Company, Mirant or such Mirant Subsidiary is located;

                                    (C)   attendance  at  work  in  a  state  of
                           intoxication or otherwise being found in possession at his workplace of any prohibited drug or substance, possession of which would amount to a criminal offense;

                                    (D) assault or other act of violence against
                           any person during the course of employment; or

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

                                    (E) conviction    of   any   felony  or  any
                           misdemeanor involving moral turpitude.

                  No act or failure to act by Executive shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

                  Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive was guilty of conduct set forth above in clause (i) or (ii) of this Section 1(q) and specifying the particulars thereof in detail.

                  (r)  "Termination  Date"   shall  mean   the  date   on  which
                        ----------------
         Executive's employment with the Company is terminated.

                  (s)  "Total   Disability"   shall   mean   Executive's   total
                        ----------------
         disability within the meaning of the Pension Plan.

                  (t)  "Waiver  and  Release"  shall mean the Waiver and Release
                        ------------------
         Agreement attached hereto as Exhibit A.

                  (u) "Year of Service" shall mean Executive's Months of Service
                       ---------------
         divided by twelve (12) rounded to the nearest whole year, rounding up if the remaining number of months is seven (7) or greater and rounding down if the remaining number of months is less than seven (7). If Executive has a break in his service with the Company, he will receive credit under this Agreement for service prior to the break in service only if the break in service is less than five (5) years.

         2.       Severance Benefits.
                  ------------------

                  (a) Eligibility. Except as otherwise provided in this Section 2(a), if Executive's employment is involuntarily terminated by the Company at any time during the two-year period following a Change in Control for reasons other than Cause, or if Executive voluntarily terminates his employment with the Company for Good Reason at any time during the two-year period following a Change in Control, Executive shall be entitled to receive the benefits described in this Agreement upon the Company's receipt of an effective Waiver and Release. Notwithstanding anything to the contrary herein, Executive shall not be eligible to receive benefits under this Agreement if Executive:

                           (i) voluntarily terminates his employment with the Company other than for Good Reason;

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

                           (ii) has his employment terminated by the Company for Cause;

                           (iii) terminates employment by reason of his death or
                  Total Disability.

          Any termination by the Company for Cause, or by Executive for Good Reason, shall be communicated by written notice of termination to the other party hereto given in accordance with Section 7(g) of this Agreement. Such notice shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) specify the termination date. The failure by Executive or the Company to set forth in the notice of termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

                  (b) Severance  Benefits.  If Executive  meets the  eligibility
                      -------------------
         requirements of Section 2(a) hereof, he shall be entitled to a cash severance benefit in an amount equal to three (3) times his Annual Compensation (the "Severance Amount").

                  (c)  Welfare  Benefits.  If  Executive  meets the  eligibility
                       -----------------
         requirements of Section 2(a) hereof and is not otherwise eligible to receive retiree medical and life insurance benefits provided to certain retirees pursuant to the terms of the Group Health Plan and the Group Life Insurance Plan, or other plans providing such benefits to similarly situated employees who retire, he shall be entitled to the benefits set forth in this Section 2(c).

                           (i) Executive shall be eligible to participate in the
                  Company's Group Health Plan for a period of six (6) months for each of Executive's Years of Service, not to exceed a period of five (5) years, beginning on the first day of the first month following Executive's Termination Date unless otherwise specifically provided under such plan, upon payment of both the Company's and his monthly premium under such plan. If Executive elects to receive this extended medical coverage, he shall also be entitled to elect coverage under the Group Health Plan for his dependents who were participating in the Group Health Plan on Executive's Termination Date (and for such other dependents as may be entitled to coverage under the provisions of the Health Insurance Portability and Accountability Act of 1996) for the duration of Executive's extended medical coverage under this Section 2(c)(i) to the extent such dependents remain eligible for dependent coverage under the terms of the Group Health Plan.

                                    (A) The extended medical  coverage  afforded
                           to Executive pursuant to Section 2(c)(i), as well as the premiums to be paid by Executive in connection with such coverage shall be determined in accordance with the terms of the Group Health Plan and shall be

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

                           subject to any changes in the terms and conditions of the Group Health Plan as well as any future increases in premiums under the Group Health Plan. The premiums to be paid by Executive in connection with this extended coverage shall be due on the first day of each month; provided, however, that if he fails to pay his premium within thirty (30) days of its due date, such extended coverage shall be terminated.

                                    (B) Any Group Health Plan coverage  provided
                           under Section 2(c)(i) shall be in lieu of and not in addition to any COBRA Coverage which Executive or his dependent may elect. Executive or his dependents must waive COBRA coverage under the Group Health Plan as a condition precedent to receiving extended medical coverage pursuant to this Section 2(c). In the event that Executive or his dependents become eligible to be covered, by virtue of re-employment or otherwise, by any employer-sponsored group health plan or is eligible for coverage under any government-sponsored health plan during the above period, coverage under the Company's Group Health Plan available to Executive or his dependents by virtue of the provisions of Section 2(c)(i) shall terminate, except as may otherwise be required by law, and shall not be renewed.

                           (ii) Regardless of whether Executive elects the extended coverage described in Section 2(c)(i) hereof, he shall be entitled to receive cash in an amount equal to the Company's and Executive's cost of premiums for three (3) years of coverage under the Group Health Plan and Group Life Insurance Plan in accordance with the terms of such plans as of the date of the Change in Control.

                  (d)  Incentive  Plans.  If  Executive  meets  the  eligibility
                       ----------------
         requirements of Section 2(a) hereof, he shall be entitled to the benefits under the Company's incentive plans as provided under the Change in Control Benefit Plan Determination Policy for "Severed
         Employees," in addition to any other benefits to which he would otherwise be entitled under such Policy.

                  (e) Payment of  Benefits.  The amounts due under  Section 2(b)
                      --------------------
         and 2(c)(ii) of this Agreement shall be paid in one (1) lump sum payment as soon as administratively practicable following the later of:
         (i) Executive's Termination Date, or (ii) upon Executive's tender of an effective Waiver and Release to the Company and the expiration of any applicable revocation period for such waiver. In the event of a dispute with respect to liability or amount of any benefit due hereunder, an effective Waiver and Release shall be tendered at the time of final resolution of any such dispute when payment is tendered by the Company. If the Company fails or refuses to make payments under the Agreement, Executive may have the right to obtain payment by Mirant pursuant to the terms of the "Guarantee Agreement Concerning Mirant Services LLC Compensation and Benefit Arrangements" entered into by the Company and Mirant. Executive's right to payment is not increased as a result of this Guarantee. He has the same right to payment from Mirant as he would have from the Company. Any demand to enforce this Guarantee should be made in writing and should reasonably and briefly specify the manner and the amount the Company has failed to pay. Such writing given by personal delivery or mail shall be effective upon actual receipt. Any writing given by telegram or telecopier shall be effective upon actual receipt if received during Mirant's normal business hours, or at the beginning of the next business day after receipt, if not received during Mirant's normal business hours. All arrivals by telegram or telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery.

                  (f)  Benefits  in  the  Event  of  Death.   In  the  event  of
                       -----------------------------------
         Executive's death prior to the payment of all amounts due under this Agreement, Executive's estate shall be entitled to receive as due any amounts not yet paid under this Agreement upon the tender by the executor or administrator of the estate of an effective Waiver and Release.

                  (g)  Executive  Outplacement  Services.  Executive  shall   be
                       ---------------------------------
          eligible to participate in the Executive Outplacement Program, which program shall not be less than six (6) months duration measured from Executive's Termination Date.

         3.       Possible Additional Payments by the Company.
                  -------------------------------------------

                  (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 3) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to Executive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  Notwithstanding the foregoing provisions of this Section 3(a), if the Parachute Value (as defined below) of all Payments does not exceed 110% of Executive's Safe Harbor Amount (as defined below), then the Company shall not pay Executive a Gross-Up Payment, and the Payments due under this Agreement shall be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount; provided, that if even after all Payments due under this Agreement are reduced to zero, the Parachute Value of all Payments would still exceed the Safe Harbor Amount, then no reduction of any Payments shall be made and the Gross -Up Payment shall be made. The reduction of the Payments due hereunder, if applicable, shall be made by first reducing the Severance Payments under Section 2(b), unless an alternative method of reduction is elected by Executive, and in any event shall be made in such a manner as to maximize the economic present value of all Payments actually made to Executive, determined by the accounting firm serving as the Company's auditors immediately prior
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

         to the change of control (the "Accounting Firm") as of the date of the change of control for purposes of Section 280G of the Code using the discount rate required by Section 280G(d)(4) of the Code. For purposes of this Section 3, the "Parachute Value" of a Payment means the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a "parachute payment" under Section 280G(b)(2) of the Code, as determined by the Accounting Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment. For purposes of this
         Section 3, Executive's "Safe Harbor Amount" means one dollar less than three times Executive's "base amount" within the meaning of Section 280G(b)(3) of the Code.

                  (b) Subject to the provisions of Section 3(c), all determinations required to be made under this Section 3, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment, whether and in what manner any Payments are to be reduced pursuant to the second paragraph of Section 3(a), and the assumptions to be used in arriving at such determinations, shall be made by the Accounting Firm, and shall be binding on the Company and Executive, except to the extent the Internal Revenue Service or a court of competent jurisdiction makes a final and binding determination inconsistent therewith. The Accounting Firm shall provide detailed supporting calculations both to the Company and Executive within 15 business days after receiving notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment that becomes due pursuant to this Section 3 shall be paid by the Company to Executive within the later of (i) five business days prior to the due date for the payment of the Excise Tax or (ii) five days after the receipt of the Accounting Firm's determination. As a result of the uncertainty in the application of
         Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Accounting Firm determines that there has been an Underpayment or the Company exhausts its remedies pursuant to Section 3(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

                  (c) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment (or an additional Gross-Up Payment). Such notification shall be given as soon as practicable but no later than ten business days after Executive is informed in writing of such claim. Executive shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid.

         Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

                           (i) give the Company any information reasonably requested by the Company relating to such claim,

                           (ii) take such action in connection  with  contesting
                  such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                           (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                           (iv)  permit  the  Company  to  participate   in  any
                  proceedings relating to such claim;

         provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 3(c), the Company shall control all proceedings taken in connection with such contest and, in its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, in its sole discretion, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, at any time after receiving a Gross-Up Payment or an advance pursuant to Section 3(c), Executive receives any refund of the associated Excise Tax, Executive shall (subject to the Company's having complied with the requirements of Section 3(c), if applicable) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon net of all taxes applicable thereto). If, after Executive receives an advance by the Company pursuant to
         Section 3(c), a determination is made that Executive is not entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of any Gross-Up Payment owed to Executive shall be reduced (but not below zero) by the amount of such advance.

                  (e) Notwithstanding any other provision of this Section 3, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of Executive, all or any portion of any Gross-Up Payment, and Executive hereby consents to such withholding.

         4. Transfer of Employment.  In the event that Executive's employment by
            ----------------------
the Company is terminated during the two-year period following a Change in Control and Executive accepts employment by Mirant, a Mirant Subsidiary, or any employer that succeeds to all or substantially all of the assets of Mirant or any Mirant Subsidiary, the Company shall assign this Agreement to Mirant, such Mirant Subsidiary, or successor employer, Mirant shall accept such assignment or cause such Mirant Subsidiary or successor employer to accept such assignment, and such assignee shall become the "Company" for all purposes hereunder.

         5. No  Mitigation.  If  Executive  is  otherwise  eligible  to  receive
            --------------
benefits under Section 2 of this Agreement, he shall have no duty or obligation to seek other employment following his Termination Date and, except as otherwise provided in Section 2(c)(i)(B) hereof, the amounts due Executive hereunder shall not be reduced or suspended if Executive accepts such subsequent employment.

         6.       Arbitration.
                  -----------

                  (a) Any dispute, controversy or claim arising out of or relating to the Company's obligations to pay severance benefits under this Agreement, or the breach thereof, shall be settled and resolved solely by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") except as otherwise provided herein. The arbitration shall be the sole and exclusive forum for resolution of any such claim for severance benefits and the arbitrators' award shall be final and binding. Any such claim for arbitration must be brought within one (1) year after Executive's Termination Date. The provisions of this Section 6 are not intended to apply to any other disputes, claims or controversies arising out of or relating to Executive's employment by the Company or the termination thereof.

                  (b) Arbitration shall be initiated by serving a written notice of demand for arbitration to Executive, in the case of the Company, or to the Board, in the case of Executive.

                  (c) The arbitration shall be held in Atlanta, Georgia. The arbitrators shall apply the law of the State of Georgia, to the extent not preempted by federal law, excluding any law which would require the application of the law of another state.

                  (d) The parties shall appoint arbitrators within fifteen (15) business days following service of the demand for arbitration. The number of arbitrators shall be three. One arbitrator shall be appointed by Executive, one arbitrator shall be appointed by the Company, and the two arbitrators shall appoint a third. If the arbitrators cannot agree on a third arbitrator within thirty (30) business days after the service of demand for arbitration, the third arbitrator shall be selected by the AAA.

                  (e) The arbitration filing fee shall be paid by Executive. All other costs of arbitration shall be borne equally by Executive and the Company, provided, however, that the Company shall reimburse Executive for such fees and costs, plus reasonable legal fees actually incurred by Executive, in the event any material issue in such dispute is finally resolved in Executive's favor.

                  (f) The parties agree that they will faithfully observe the rules that govern any arbitration between them, they will abide by and perform any award rendered by the arbitrators in any such arbitration, including any award of injunctive relief, and a judgment of a court having jurisdiction may be entered upon an award.

                  (g) The parties agree that nothing in this Section 6 is intended to preclude any court having jurisdiction from issuing and enforcing in any lawful manner such temporary restraining orders, preliminary injunctions, and other interim measures of relief as may be necessary to prevent harm to a party's interests or as otherwise may be appropriate pending the conclusion of arbitration proceedings pursuant to this Agreement regardless of whether an arbitration proceeding under this Section 6 has begun. The parties further agree that nothing herein shall prevent any court from entering and enforcing in any lawful manner such judgments for permanent equitable relief as may be necessary to prevent harm to a party's interests or as otherwise may be appropriate following the issuance of arbitral awards pursuant to this Agreement.

         7.       Miscellaneous.
                  -------------

                  (a)  Funding  of  Benefits.  Unless  the  Board  shall  in its
                       ---------------------
         discretion determine otherwise, the benefits payable to Executive under this Agreement shall not be funded in any manner and shall be paid by the Company out of its general assets, which assets are subject to the claims of the Company's creditors.

                  (b)  Withholding.  There shall be deducted from the payment of
                       -----------
         any benefit due under this Agreement the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of Executive.

                  (c)  Assignment.  Executive  shall  have no  rights  to  sell,
                       ----------
         assign, transfer, encumber, or otherwise convey the right to receive the payment of any benefit due hereunder, which payment and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to do so shall be null and void and of no effect.

                  (d)  Amendment and  Termination.  The Agreement may be amended
                       --------------------------
         or terminated  only by a writing  executed by the parties.

                  (e)  Construction.   This  Agreement  shall  be  construed  in
                       ------------
         accordance with and governed by the laws of the State of Georgia, to the extent not preempted by federal law, disregarding any provision of law which would require the application of the law of another state.

                  (f)  Pooling  Accounting.   Notwithstanding  anything  to  the
                       -------------------
         contrary herein, if, but for any provision of this Agreement, a Change in Control transaction would otherwise be accounted for as a pooling-of-interests under APB No.16 ("Pooling Accounting") (after giving effect to any and all other facts and circumstances affecting whether such Change in Control transaction would use Pooling Accounting,), such provision or provisions of this Agreement which would otherwise cause the Change in Control transaction to be ineligible for Pooling Accounting shall be void and ineffective in such a manner and to the extent that by eliminating such provision or provisions of this Agreement, Pooling Accounting would be available for such Change in Control transaction.

                  (g)  Notices.  All  notices,   requests,   demands  and  other
                       -------
         communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

                           To the Company:  Mirant Services LLC
                           1155 Perimeter Center West
                           Atlanta, Georgia 30338-5416
                           Attention:  Chief Executive Officer

                           To Executive:             Vance N. Booker
                                                     ----------------
                                                     ----------------
                                                     ----------------
         Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 2nd day of April, 2001.

                                             MIRANT CORPORATION



                                   By:      ____________________________________


                                            MIRANT SERVICES LLC


                                   By:      ____________________________________


                                            EXECUTIVE


                                            -----------------------------
                                            Vance N. Booker

                                    Exhibit A

                           CHANGE IN CONTROL AGREEMENT

                               Waiver and Release


         The attached Waiver and Release Agreement is to be executed by Executive upon the occurrence of an event that triggers eligibility for severance benefits under the Change in Control Agreement, as described in
Section 2(a) of such agreement.

                          WAIVER AND RELEASE AGREEMENT

         This Waiver and Release Agreement (the "Waiver and Release") is entered into by and among Mirant Corporation ("Mirant"), Mirant Services, LLC (the "Company") and Vance N. Booker ("Executive") this ________ day of ________, 20__.

         1.  General  Waiver  and  Release:  For  and  in  consideration  of the
             -----------------------------
agreement of Mirant and the Company to provide Executive the severance benefits described in that certain Change in Control Agreement, dated as of April 2, 2001, among Executive, Mirant and the Company (the "Agreement"), Executive, with the intention of binding himself and all of his heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge Mirant and the Company, and all of their respective past and present officers, directors, stockholders, employees, agents, parent corporations, predecessors, subsidiaries, affiliates, estates, successors, assigns and attorneys (hereinafter collectively referred to as "Released Parties") from any and all claims, charges, actions, causes of action, sums of money due, suits, debts, covenants, contracts, agreements, rights, damages, promises, demands or liabilities (hereinafter collectively referred to as "Claims") whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected, which Executive, individually or as a member of any class, now has, owns or holds or has at any time heretofore ever had, owned or held against the Released Parties including, but not by way of limitation, Claims arising out of or in any way connected with Executive's employment with the Company or any of the Released Parties or the termination of any such employment relationship, including, but not by way of limitation, Claims pursuant to federal, state or local statute, regulation, ordinance or common-law for (i) employment discrimination; (ii) wrongful discharge; (iii) breach of contract; (iv) tort actions of any type, including those for intentional or negligent infliction of emotional harm; and
(v) unpaid benefits, wages, compensation, commissions, bonuses or incentive payments of any type, except as follows:

                  A. those obligations of the Company and its affiliates under the Agreement, pursuant to which this Waiver and Release is being executed and delivered; and

                  B. claims, if any, for Executive's accrued or vested benefits under the retirement plans, savings plans, investment plans and employee welfare benefit plans, if any, of the Released Parties (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA")), as amended; provided, however, that nothing herein is intended to or shall be construed to require the Released Parties to institute or continue in effect any particular plan or benefit sponsored by the Released Parties and the Company and all other Released Parties hereby reserve the right to amend or terminate any such plan or benefit at any time; and

                  C. any rights to indemnification or advancement of expenses to
which  Executive  may  otherwise  be  entitled   pursuant  to  the  Articles  of

Incorporation or Bylaws of any of the Released Parties, or by contract or applicable law, as a result of Executive's service as an officer or director of any of the Released Parties.

         Executive further understands and agrees that he has knowingly relinquished, waived and forever released any and all remedies arising out of the aforesaid employment relationship or the termination thereof, including, without limitation, claims for backpay, front pay, liquidated damages, compensatory damages, general damages, special damages, punitive damages, exemplary damages, costs, expenses and attorneys' fees.

         2. Waiver and Release of ADEA Claims:  Without  limiting the generality
            ---------------------------------
of the foregoing, and also for and in consideration of the Company's agreement to provide Executive Severance Benefits described in Article 3 of the Agreement, Executive specifically acknowledges and agrees that he does hereby knowingly and voluntarily release Mirant, the Company and all other Released Parties from any and all claims arising under the Age Discrimination in Employment Act, 29 U.S.C. ss. 621, et seq. ("ADEA"), which Executive ever had or now has from the beginning of time up to the date this Waiver and Release is executed, including, but not by way of limitation, those ADEA Claims which are in any way connected with any employment relationship or the termination of any employment relationship which existed between the Company or any other Released Parties and Executive. Executive also acknowledges that he has been provided with a notice, as required by the Older Workers Benefit Protection Act of 1990, that contains
(i) information about the individuals covered under the Agreement, (ii) the eligibility factors for participation in the Agreement, (iii) the time limits applicable to the Agreement, (iv) the job titles and ages of the employees designated to participate in the Agreement, (v) and the ages of the employees in the same job classification who have not been designated to participate in the Agreement. (See Attachment 1). Executive further acknowledges and agrees that he has been advised to consult with an attorney prior to executing this Waiver and Release and that he has been given forty-five (45) days to consider this Waiver and Release prior to its execution. Executive agrees that in the event that he executes this Waiver and Release prior to the expiration of the forty-five (45) day period, he shall waive the balance of said period. Executive also understands that he may revoke this Waiver and Release of ADEA Claims at any time within seven (7) days following its execution and that, if Executive revokes this Waiver and Release of ADEA Claims within such seven (7) day period, it shall not be effective or enforceable and he will not receive the above-described consideration or any payments provided for in the Agreement that have not been paid.

         3.  Covenant Not to Sue:  Executive  acknowledges  and agrees that this
             -------------------
Waiver and Release may not be revoked at any time after the expiration of the seven (7) day revocation period and that he will not institute any suit, action, or proceeding, whether at law or equity, challenging the enforceability of this Waiver and Release. Should Executive ever attempt to challenge the terms of this Waiver and Release, attempt to obtain an order declaring this Waiver and Release to be null and void, or institute litigation against any of the Released Parties based upon a Claim other than an ADEA Claim which is covered by the terms of this Waiver and Release, Executive will as a condition precedent to such action repay all monies paid to him under the terms of this Waiver and Release. Furthermore, if Executive does not prevail in an action to challenge this Waiver and Release, to obtain an order declaring this Waiver and Release to be null and void, or in any action against any of the Released Parties based upon a Claim other than an ADEA Claim which is covered by the Waiver and Release set forth herein, Executive shall pay to the Company and/or the appropriate Released
Parties all their costs and attorneys' fees incurred in their defense of Executive's action.

         Provided, however, that it is understood and agreed by the parties that Executive shall not be required to repay the monies paid to him under the terms of this Waiver and Release or pay the Company and/or the appropriate Released Parties all their costs and attorneys' fees incurred in their defense of Executive's action (except those attorneys' fees or costs specifically authorized under federal law) in the event that Executive seeks to challenge his Waiver and Release of Claims under the ADEA.

         4. Denial of Liability:  Executive acknowledges and agrees that neither
            -------------------
the payment of Severance Benefits under the Agreement nor this Waiver and Release is to be construed in any way as an admission of any liability whatsoever by Mirant, the Company or any of the other Released Parties, by whom liability is expressly denied.

         5. Agreement Not to Seek Further  Relief:  Executive  acknowledges  and
            -------------------------------------
agrees that he has not, with respect to any transaction or state of facts existing prior to the date of execution of this Waiver and Release, filed any complaints, charges or lawsuits against any of the Released Parties with any governmental agency or any court or tribunal, and that he will not do so at any time hereafter. Executive further acknowledges and agrees that he hereby waives any right to accept any relief or recovery, including costs and attorneys' fees, that may arise from any charge or complaint before any federal, state or local court or administrative agency against the Released Parties.

         6.  Company  Property:  Executive  agrees  that he will not  retain  or
             -----------------
destroy, and will immediately return to the Company, any and all property of the Company in his possession or subject to his control, including, but not limited to, keys, credit and identification cards, personal items or equipment provided for his use, customer files and information, all other files and documents relating to the Company and its business, together with all written or recorded materials, documents, computer disks, plans, records or notes or other papers belonging to the Company. Executive further agrees not to make, distribute or retain copies of any such information or property.

         7. Confidentiality Agreement:  Executive acknowledges that the terms of
            --------------------------
this Waiver and Release must be kept confidential. Accordingly, Executive agrees not to disclose or publish to any person or entity, except as required by law or as necessary to prepare tax returns, the terms and conditions or sums being paid in connection with this Waiver and Release.

         8.  Acknowledgment:  Executive  acknowledges that he has carefully read
             --------------
and fully understands the terms of this Waiver and Release and the Agreement and that this Waiver and Release is executed by Executive voluntarily and is not based upon any representations or statements of any kind made by Mirant, the

Company or any or the other Released Parties as to the merits, legal liabilities or value of his claims. Executive further acknowledges that he has had a full and reasonable opportunity to consider this Waiver Release and that he has not been pressured or in any way coerced into executing this Waiver and Release.

         9. Choice  of  Laws:  This  Waiver  and  Release  and  the  rights  and
            ----------------
obligations of the parties hereto shall be governed and construed in accordance with the laws of the State of Georgia.

         10.  Severability:  With  the  exception  of the  waiver  and  releases
              ------------
contained in Sections 1 and 2 above, if any provision of this Waiver and Release is unenforceable or is held to be unenforceable, such provision shall be fully severable, and this Waiver and Release and its terms shall be construed and enforced as if such unenforceable provision had never comprised a part hereof, the remaining provisions hereof shall remain in full force and effect, and the court construing the provisions shall add as a part hereof a provision as similar in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision. In the event that both of the releases contained in Sections 1 and 2 above are unenforceable or are held to be unenforceable, the parties understand and agree that the remaining provisions of this Waiver and Release shall be rendered null and void and that neither party shall have any further obligation under any provision of this Waiver and Release.

         11.  Entire  Agreement: This document contains  all terms of the Waiver
              -----------------
and Release and supersedes and invalidates anyprevious agreements or contracts regarding the same subject matter. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein shall be of any force or effect.

         IN WITNESS WHEREOF, the undersigned acknowledges that he has read this Waiver and Release Agreement and sets his hand and seal this ____ day of ____________, 20__.

                                                     ---------------------------
                                                     Vance N. Booker

Sworn to and subscribed before me this _____ day of ______________, 20__.


---------------------
Notary Public
My Commission Expires:

---------------------

                                                        MIRANT CORPORATION

                                               By:      ________________________

                                                        MIRANT SERVICES LLC

                                               By:      ________________________
                                       20